                                                                    EXHIBIT 10.1

                                THIRD AMENDMENT
                                    TO THE
                               CREDIT AGREEMENT

                          Dated as of April 27, 1999


     This THIRD AMENDMENT dated as of April 27, 1999 (this "Third Amendment") is between CORE, INC., a Massachusetts corporation (the "Borrower"), and FLEET NATIONAL BANK, a national banking association (the "Bank").

     PRELIMINARY STATEMENTS. The Borrower and the Bank entered into a Credit Agreement dated as of August 31, 1998, which Credit Agreement was amended by a First Amendment to the Credit Agreement dated as of December 31, 1998 and a Second Amendment to the Credit Agreement dated as of February 19, 1999 (as so amended, the "Credit Agreement"). The present maximum Commitment under the Credit Agreement is $16,000,000 as a result of scheduled Commitment reductions prior to the date hereof. The Borrower has now requested that the Bank amend the Credit Agreement to increase the maximum Commitment to $18,500,000, subject to a revised schedule of mandatory Commitment reductions. The Bank has agreed to such request upon certain terms and conditions.

     NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the Borrower and the Bank agree as follows:

     Section 1.  Amendments to the Credit Agreement.  Effective as of the
                 ----------------------------------
effective date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is amended as follows:

     (a)  Section 1.1 (Definitions) is amended as follows:
          -------------------------

          (i)    the defined term "Anniversary Date" is deleted;

          (ii) the defined term "Capital Expenditures" is deleted and replaced with the following:

                 ""Capital Expenditures" means, for any period, the Dollar amount of gross expenditures (including the principal portion of rental payments in respect of Capital Lease Obligations) made for fixed assets (including without limitation expenditures for software development), real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period, all as determined in accordance with GAAP;"

          (iii) the defined term "Registration Rights Agreement" is deleted and replaced with the following"

                 ""Registration Rights Agreement" means each of (x) the Registration Rights Agreement, in the form of Exhibit K hereto,
                                                               ---------
                 duly executed by the Borrower, and (y) the Registration
                 Rights Agreement in the form of Exhibit C to the Third
                                                 ---------
                 Amendment to the Credit Agreement dated as of April 27, 1999, duly executed by the Borrower, in each case as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time."

          (iv) the defined term "Revolving Loan Termination Date" is deleted and replaced with the following:

                 ""Revolving Loan Termination Date" means June 30, 2004."

          (v) the defined term "Warrant" is deleted and replaced with the following:

                 ""Warrant" means each of (x) the Warrant, in the form of Exhibit J hereto, pursuant to which the Borrower grants to the
                 ---------
                 Bank warrants to purchase shares of the Common Stock of the Borrower equal to 2% of the Borrower's outstanding Common Stock, and (y) the Warrant, in the form of Exhibit B to the
                                                            ---------
                 Third Amendment to the Credit Agreement dated as of April 27, 1999, pursuant to which the Borrower grants to the Bank warrants to purchase 187,000 shares of Common Stock of the Borrower."

     (b)  Section 2.1 (The Revolving Loans) is amended by deleting the first
          ---------------------------------
     sentence thereof and replacing it with the following:

          "Subject to the terms and conditions of this Agreement, the Bank agrees to make revolving loans to the Borrower (hereinafter collectively referred to as the "Revolving Loan" or "Revolving Loans") from time to time from and including the date hereof until the earlier of the Revolving Loan Termination Date or the termination of the Commitment of the Bank, up to, but not exceeding in the aggregate principal amount at any one time outstanding, the amount of EIGHTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($18,500,000)."

     (c)  Subsection (a) of Section 2.5 (Mandatory Reduction of Commitment) is
          -----------------------------------------------------------------
     deleted and replaced with the following:

          "(a) On each of the dates indicated below, the Commitment of the Bank shall be reduced automatically in the following amounts:


--------------------------------------------------------------------
                                  Mandatory
      Date                       Commitment         Amount Available
      ----                        Reduction          After Reduction
                                 ----------         ----------------
--------------------------------------------------------------------
March 31, 2000                     $875,000              $17,625,000
--------------------------------------------------------------------
June 30, 2000                      $875,000              $16,750,000
--------------------------------------------------------------------
September 30, 2000                 $875,000              $15,875,000
--------------------------------------------------------------------
December 31, 2000                  $875,000              $15,000,000
--------------------------------------------------------------------
March 31, 2001                   $1,125,000              $13,875,000
--------------------------------------------------------------------
June 30, 2001                    $1,125,000              $12,750,000
--------------------------------------------------------------------
September 30, 2001               $1,125,000              $11,625,000
--------------------------------------------------------------------
December 31, 2001                $1,125,000              $10,500,000
--------------------------------------------------------------------
March 31, 2002                   $1,000,000               $9,500,000
--------------------------------------------------------------------
June 30, 2002                    $1,000,000               $8,500,000
--------------------------------------------------------------------
September 30, 2002               $1,000,000               $7,500,000
--------------------------------------------------------------------
December 31, 2002                $1,000,000               $6,500,000
--------------------------------------------------------------------
March 31, 2003                   $1,000,000               $5,500,000
--------------------------------------------------------------------
June 30, 2003                    $1,000,000               $4,500,000
--------------------------------------------------------------------
September 30, 2003               $1,000,000               $3,500,000
--------------------------------------------------------------------
December 31, 2003                $1,000,000               $2,500,000
--------------------------------------------------------------------
March 31, 2004                   $1,250,000               $1,250,000
--------------------------------------------------------------------
June 30, 2004                    $1,250,000                       $0
--------------------------------------------------------------------
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                                      -4-


          In addition, if the Borrower raises additional capital through an equity sale, the Bank shall have the option to require the Borrower to apply up to 50% of the net sale proceeds from such sale to the reduction of the Commitment. The proceeds will be applied on the date of the sale to the scheduled Commitment reductions in inverse order."

     (d)  Subsection (c) of Section 5.8 (Reporting Requirements) is deleted and
          ------------------------------------------------------
     replaced with the following:

          "(c)   Monthly Accounts Receivable Aging Report and Financial
                 ------------------------------------------------------
          Statements.  As soon as available, and in any event within thirty (30)
          ----------
          days following the end of each month, copies of the following, certified by a Senior Officer of the Borrower:

          (i) a report in form satisfactory to the Bank of the age of accounts receivable generated by the Borrower and each of its Subsidiaries; and

          (ii) the consolidated and consolidating balance sheet and statements of operations of the Borrower and its Subsidiaries as at the end of and for such month and, with respect to the statements of operations, the portion of the fiscal year ended with such month, together with a report in form satisfactory to the Bank showing a comparison of such results with the Borrower's budget."

     (e)  Subsection (d) of Section 5.8 (Reporting Requirements) is deleted and
          ------------------------------------------------------
     replaced with the following:

          "(d)   Actual and Projected Quarterly Capital Expenditures.  As soon
                 ---------------------------------------------------
          as available, and in any event within forty-five (45) days after the end of each quarterly fiscal period of the Borrower, a report in form satisfactory to the Bank indicating (i) the actual Capital Expenditures of the Borrower and its Subsidiaries for such fiscal quarter and (ii) the projected Capital Expenditures for the remainder of the fiscal year. The report shall also detail for both clauses (i) and (ii) above that portion of Capital Expenditures which comprises software development expenditures and shows both actual Capital Expenditures and software development expenditures compared with the budgeted amounts for such items."
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                                      -5-



     (f)  Section 5.8 (Reporting Requirements) is further amended by adding the
          ------------------------------------
     following subsection (m):

          "(m)   Report of Customer Financings.  Within five (5) days after the
                 -----------------------------
          occurrence of such event, a written notice detailing the substantive terms of each agreement the Borrower or any Subsidiary has entered into with a customer in which the Borrower or such Subsidiary has agreed to finance more than $150,000 of the implementation costs of product sold by the Borrower or such Subsidiary to such customer."

     (g)  Section 6.9 (Capital Expenditures) is deleted and replaced with the
          ----------------------------------
     following:

          "Section 6.9. Capital Expenditures.  Make or permit to be made any
                        --------------------
          Capital Expenditure in any fiscal year, or commit to make any Capital Expenditure in any fiscal year, which when added to the aggregate Capital Expenditures of the Borrower and its Subsidiaries theretofore made or committed to be make in that fiscal year, would exceed the corresponding amount for such year as set forth below:


          -----------------------------------------------------------
                    Year               Permitted Capital Expenditures
                    ----               ------------------------------
          -----------------------------------------------------------
                    1999                        $3,550,000
          -----------------------------------------------------------
                    2000                        $4,100,000
          -----------------------------------------------------------
                    2001                        $4,720,000
          -----------------------------------------------------------
                    2002                        $5,750,000
          -----------------------------------------------------------
                    2003                        $5,950,000
          -----------------------------------------------------------
                    2004                        $5,950,000"
          -----------------------------------------------------------
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                                      -6-


     (h)  Section 6.10 (Minimum Consolidated GAAP Net Worth is deleted and
          -------------------------------------------------
     replaced with the following:

          "Section 6.10 Minimum Consolidated GAAP Net Worth.  As of the end of
                        -----------------------------------
          any fiscal quarter, permit Consolidated GAAP Net Worth of the Borrower and its Subsidiaries to be less than an amount equal to (a) for the period to and including December 31, 1999, $26,000,000, plus 75% of
                                                                  ----
          cumulative positive net income for each fiscal quarter following the fiscal quarter ending December 31, 1998, plus the amount of paid-in-
                                                   ----
          capital resulting from any issuance by the Borrower of its capital stock after the Closing Date to and including December 31, 1999 and
          (b) for all fiscal quarters after December 31, 1999, commencing with the fiscal quarter ended March 31, 2000, $33,900,000, plus 75% of
                                                                ----
          cumulative positive net income for each fiscal quarter following the fiscal quarter ending December 31, 1999, plus the amount of paid-in-
                                                   ----
          capital resulting from any issuance by the Borrower of its capital stock after March 31, 2000."

     (i)  The number $17,000,000 appearing in Schedule 1.1 to the Credit
                                              ------------
     Agreement is deleted and replaced with the number "$18,500,000."

     (j)  Exhibit A to the Credit Agreement is deleted and replaced with Exhibit
          ---------                                                      -------
     A to this Third Amendment.
     -

     Section 2. Conditions of Effectiveness.  This Third Amendment shall become
                ---------------------------
effective when, and only if, the Bank shall have received on or before April 27, 1999 a counterpart of this Third Amendment executed by the Borrower and an amendment fee of $250,000 and the following other conditions shall have been satisfied on or before said date:

     (a) the Bank shall have received a duly completed and executed revolving note of the Borrower in the amount of the Commitment in the form of Exhibit
                                                                         -------
     A hereto;
     -

     (b) the Bank shall have received a duly completed and executed Warrant, in the form of Exhibit B hereto, pursuant to which the Borrower grants to the
                 ---------
     Bank warrants to purchase 187,000 shares of Common Stock of the Borrower;

     (c) the Bank shall have received a duly completed and executed registration rights agreement, in the form of Exhibit B hereto, relating to
                                                   ---------
     the Warrant to be issued pursuant to clause (b) above;

     (d) the Bank shall have received a certificate of a Senior Officer of the Borrower stating that:

          (i) the representations and warranties contained in Article 4 of the Credit Agreement and in the other Loan Documents are correct on and as of the date of such certificate as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          (ii) no Event of Default or Default has occurred and is continuing or would result from the signing of the amendment to the Credit Agreement or the transactions contemplated thereby; and

          (iii) there has been no material adverse change in the financial conditions, operations, Properties, business or business prospects of the Borrower and its Subsidiaries, since December 31, 1998, the date of the last audited financial statements furnished to the Bank;

     (e) the Bank shall have received a reaffirmation from the Borrower and its Subsidiaries, in a form acceptable to the Bank, that the Security Documents are in full force and effect and apply to the Credit Agreement as amended by this Third Amendment;

     (f) the Bank shall have received the executed legal opinion of Rich, May, Bilodeau & Flaherty, P.C., counsel to the Borrower, in a form acceptable to the Bank and its counsel;

     (g) the Bank shall have received copies of any amendments to the articles of incorporation and by-laws of the Borrower and each Subsidiary, which have been authorized or became effective since August 31, 1998, certified as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower or such Subsidiary, as applicable;

     (h) the Bank shall have received a copy of the resolutions, in form and substance satisfactory to the Bank, of the Board of Directors of the Borrower, authorizing the execution, delivery and performance by the Borrower of this Third Amendment and the Warrant and Registration Rights Agreement relating thereto, certified by the Secretary or an Assistant Secretary of the Borrower, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

     (i) all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Third Amendment shall be satisfactory in form and substance to the Bank and the Bank shall have received any and all other information and documents with respect to the Borrower which it may reasonably request; and

     (j) Day, Berry & Howard LLP, special counsel to the Bank, shall have received payment of its legal fees and disbursements relating to this Third Amendment.

     Section 3. Representations and Warranties of the Borrower.  The Borrower
                ----------------------------------------------
represents as follows:

     (a) The execution, delivery and performance by the Borrower of this Third Amendment has been duly authorized by all necessary corporate action and does not and will not (a) require any consent or approval of its shareholders; (b) violate any provisions of its certificate of incorporation or by-laws; (c) violate any provision of or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Borrower or any Subsidiary; (d) result in a breach of or constitute a default or require any consent under any indenture, mortgage or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which it or its Properties may be bound; or (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Borrower.

     (b) The representations and warranties contained in Article 4 of the Credit Agreement, as amended by this Third Amendment, are correct in all material respects on and as of the date hereof as though made on and as of the date hereof, provided, however, that (a) each of Cost Review Services,
                      -----------------
     Inc. and TCM Services, Inc. have sold all of their assets to unrelated third parties and are currently inactive; (b) those certain Financing Statements filed in favor of the Bank and listing Cost Review Services, Inc. as debtor and TCM Services, Inc. as debtor have been terminated; and
     (c) the chief executive office and principal place of business of each of Cost Review Services, Inc. and TCM Services, Inc. are currently located at 18881 Von Karman Avenue, Suite 1750, Irvine, California 92612.

     (c) No Event of Default or Default has occurred and is continuing or would result from the signing of this Third Amendment or the transactions contemplated hereby.

     (d) There has been no material adverse change in the financial condition, operations, Properties, business or business prospects of the Borrower and its Subsidiaries, if any, since the date of the last financial statements furnished to the Bank.

     (e) No actions, suits or proceedings or investigations are pending or, as far as the Borrower can reasonably foresee, threatened against or affecting the Borrower or any Subsidiary, or any Property of any of them before any court, governmental agency or arbitrator, which if determined adversely to the Borrower or any Subsidiary would in any one case or in the aggregate have a Materially Adverse Effect.

     (f) No information, exhibit or report furnished in writing by or on behalf of the Borrower or any officer or director of the Borrower to the Bank in connection with the negotiation of, or pursuant to the terms of this Third Amendment, contained when made any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

     Section 4.  Reference to and Effect on the Credit Agreement.
                 -----------------------------------------------

     (a) Upon the effectiveness of this Third Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement", "hereunder", "hereof", "herein" or words of the like import shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

     Section 5.  Costs, Expenses and Taxes.  The Borrower agrees to pay on
                 -------------------------
demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Third Amendment including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto.

     Section 6.  Execution in Counterparts.  This Third Amendment may be
                 -------------------------
executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 7.  Governing Law.  This Third Amendment shall be governed by, and
                 -------------
construed in accordance with, the laws of the Commonwealth of Massachusetts.

     Section 8.  Defined Terms.  Capitalized terms used herein which are not
                 -------------
expressly defined herein shall have the meanings ascribed to them in the Credit Agreement.

     Section 9.  Interest Rate Protection.  Pursuant to Section 5.14 of the
                 ------------------------
Credit Agreement, the Borrower shall enter into interest rate protection arrangements acceptable to the Bank within 30 days after the date of this Third Amendment to reflect the increased Commitment.

     Section 10. Evidence of Good Standing.  Within 60 days after the date of
                 -------------------------
this Third Amendment, the Borrower shall provide the Bank with written evidence of (a) the good standing of the Borrower in the Commonwealth of Massachusetts and the State of Missouri; (b) the good standing of Core Securities Corp. in the Commonwealth of Massachusetts; (c) the good standing of Protocol Work Systems, Inc. in the Commonwealth of Massachusetts; and (d) the good standing of Core Management, Inc. (Delaware) in the Commonwealth of Massachusetts and the State of Delaware.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                           CORE, INC.


                                           By  /s/ William E. Nixon
                                              --------------------------
                                              Name:   William E. Nixon
                                              Title:  EVP & CFO



                                           FLEET NATIONAL BANK


                                           By  /s/ Jeffrey A. Simpson
                                              --------------------------
                                              Name:   Jeffrey A. Simpson
                                              Title:  Vice President